Exhibit 3

NORTH AMERICAN PALLADIUM LTD.

NOTICE OF SHARE CONSOLIDATION

TO:	THE SHAREHOLDERS OF NORTH AMERICAN PALLADIUM LTD.

AND TO:	COMPUTERSHARE INVESTOR SERVICES INC.

The letter of transmittal attached to this notice is for use by shareholders (“NAP Shareholders”) of common shares (“Common Shares”) in the capital of North American Palladium Ltd. (“NAP”) that hold Common Share certificates in connection with NAP’s proposed share consolidation (the “Consolidation”) pursuant to the proposed arrangement under Section 192 of the Canada Business Corporations Act (the “Arrangement”) that will be submitted to NAP Shareholders for approval at the annual and special meeting of NAP Shareholders scheduled to be held on July 30, 2015 (the “Meeting”). The Consolidation is more fully described in the management proxy circular of NAP dated June 30, 2015 (the “Circular”) prepared in connection with the Meeting that accompanies this notice and letter of transmittal.

As contemplated in the Circular, if approved by NAP Shareholders at the Meeting and the other conditions of closing are satisfied or waived, NAP will consolidate the issued and outstanding Common Shares on the basis of one (1) post-Consolidation Common Share (“New Common Share”) for every four hundred (400) existing Common Shares.

If the Arrangement is approved, registered NAP Shareholders are entitled to receive new Common Shares on a post-Consolidation basis. No fractional shares will be issued in connection with the Arrangement. With respect to fractional shares that would otherwise be issuable to a NAP Shareholder, the entitlement of such NAP Shareholder will be reduced to the next lowest whole number of New Common Shares.

Accompanying this notice is a letter of transmittal. In order to obtain the New Common Shares to which you are entitled, you should complete and return the letter of transmittal, as soon as possible, together with your present certificate or certificates of NAP, in person or by registered mail, to the registrar and transfer agent of NAP, Computershare Investor Services Inc., 8th Floor, 100 University Avenue, Toronto, Ontario, Canada, M5J 2Y1, Attention: Corporate Actions. Please carefully read the explanatory notes attached to the letter of transmittal. NAP Shareholders forwarding share certificates to COMPUTERSHARE INVESTOR SERVICES INC. by mail are advised, for their own protection, to do so by registered mail.

If the Arrangement is not approved, the existing certificate or certificates and all other ancillary documents will be returned forthwith to the NAP Shareholder at the address set out in the letter of transmittal or, failing such address being specified, to the NAP Shareholder at the last address of such NAP Shareholder as it appears on the securities register of NAP.

/s/ Phil du Toit
Phil du Toit President and Chief Executive Officer North American Palladium Ltd.

THIS LETTER OF TRANSMITTAL IS ONLY FOR USE IN CONJUNCTION WITH THE CONSOLIDATION OF COMMON SHARES OF NORTH AMERICAN PALLADIUM LTD.

THIS IS NOT A FORM OF PROXY FOR THE PURPOSES OF THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS OF NORTH AMERICAN PALLADIUM LTD. A FORM OF PROXY HAS BEEN DISTRIBUTED BY NORTH AMERICAN PALLADIUM LTD. FOR USE IN CONNECTION WITH SUCH MEETING AND MUST BE COMPLETED FOR THE COMMON SHARES REPRESENTED BY THIS LETTER OF TRANSMITTAL TO BE VOTED AT THE MEETING.

NORTH AMERICAN PALLADIUM LTD.

LETTER OF TRANSMITTAL

TO:	COMPUTERSHARE INVESTOR SERVICES INC.

The undersigned hereby represents and warrants that the undersigned is the owner of the number of common shares (“Common Shares”) of North American Palladium Ltd. (“NAP”), which Common Shares are represented by the share certificate(s) described below and delivered herewith and the undersigned has good title to the shares represented by the said certificate(s), free and clear of all liens, charges and encumbrances, and has full power and authority to herewith deposit such shares.

Certificate Number	Number of Common Shares	Name(s) and Address(es) of Registered Holder

The above-listed share certificate(s) is/are hereby surrendered in exchange for the post-Consolidation (as defined in the notice accompanying this letter of transmittal) Common Shares to which the undersigned is entitled on the basis of one (1) New Common Share for every four hundred (400) existing Common Shares, if the Consolidation is effected.

Where the exchange results in a fractional Common Share, each fractional Common Share following conversion that would otherwise be issuable will be reduced to the next lowest whole number of New Common Shares.

Please check one of the following boxes:

☐	The undersigned authorizes and directs Computershare Investor Services Inc. to issue a new certificate representing the number of New Common Shares to which the undersigned is entitled as indicated below and to mail such certificate to the address indicated below or, if no instructions are given, in the name and to the address if any, of the undersigned as it appears on the share register maintained by NAP.

☐	The undersigned authorizes and directs Computershare Investor Services Inc. to hold the New Common Shares to which the undersigned is entitled electronically in book-entry form and authorizes and directs Computershare Investor Services Inc. to issue a Direct Registration System (DRS) Advice/Statement in the name set out below representing the New Common Shares, and to mail such statement to the address indicated below or, if no instructions are given, in the name and to the address if any, of the undersigned as it appears on the share register maintained by NAP.

REGISTRATION AND MAILING INSTRUCTIONS

Name (please print)

Address

City	Province	Postal Code

Telephone (Office) ( )	(Home) ( )	Social Insurance Number	Tax Identification Number

Date:
Signature of Shareholder

INSTRUCTIONS

1.	Use of Letter of Transmittal

(a)	Each shareholder holding share certificate(s) of North American Palladium Ltd. must send or deliver this Letter of Transmittal duly completed and signed together with the share certificate(s) described herein to Computershare Investor Services Inc. (“Computershare”) at the office listed below. The method of delivery to Computershare is at the option and risk of the shareholder, but if mail is used, registered mail is recommended.

(b)	Share certificate(s) registered in the name of the person by whom (or on whose behalf) the Letter of Transmittal is signed need not be endorsed or accompanied by any share transfer power of attorney.

(c)	Share certificate(s) not registered in the name of the person by whom (or on whose behalf) the Letter of Transmittal is signed must be endorsed by the registered holder thereof or deposited together with share transfer power of attorney properly completed by the registered holder. Such signature must be guaranteed by an “Eligible Institution”, or in some other manner satisfactory to Computershare.

An “Eligible Institution” means a Canadian schedule 1 chartered bank, or a member of the acceptable Medallion Signature Guarantee Program (including a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange Inc Medallion Signature Program (MSP)). Members of these programs are usually members of a recognized stock exchange in Canada and the United States, members of the Investment Industry Regulatory Organization of Canada, members of the Financial Industry Regulatory Authority or banks and trust companies in the United States.

(d)	A shareholder that surrenders his, her or its old share certificate(s) but does not elect to receive a new share certificate in this Letter of Transmittal will be deemed to have requested to hold such New Common Shares electronically in book-entry form with Computershare, and will receive a DRS Advice/Statement representing the New Common Shares held by such shareholder at the address indicated or, failing such address being specified, at the last address of such shareholder as it appears on the securities register of North American Palladium Ltd.

(e)	Where the Letter of Transmittal is executed on behalf of a corporation, partnership or association, or by an agent, executor, administrator, trustee, guardian or any person acting in a representative capacity, the Letter of Transmittal must be accompanied by satisfactory evidence of the representative’s authority to act.

(f)	North American Palladium Ltd. reserves the right if it so elects in its absolute discretion to instruct Computershare to waive any defect or irregularity contained in any Letter of Transmittal received by it.

2.	Lost Share Certificates

If a share certificate has been lost or destroyed, the Letter of Transmittal must be completed as fully as possible and forwarded to Computershare together with a letter stating the loss. Computershare will respond with the replacement requirements, which must be properly completed and returned prior to effecting the exchange.

3.	Privacy Notice:

Computershare is committed to protecting your personal information. In the course of providing services to you and our corporate clients, we receive non-public personal information about you - from transactions we perform for you, forms you send us, other communications we have with you or your representatives, etc. This information could include your name, address, social insurance number, securities holdings and other financial information. We use this to administer your account, to better serve your and our clients’ needs and for other lawful purposes relating to our services. Some of your information may be transferred to servicers in the U.S.A. for data processing and/or storage. We have prepared a Privacy Code to tell you more about our information practices, how your privacy is protected and how to contact our Chief Privacy Officer. It is available at our website, computershare.com, or by writing us at 100 University Avenue, Toronto, Ontario, M5J 2Y1. Computershare will use the information you are providing in order to process your request and will treat your signature(s) as your consent to us so doing.

4.	Miscellaneous

Additional copies of the Letter of Transmittal may be obtained from Computershare at the office listed below. Any questions should be directed to Computershare Investor Services Inc. at 1-800-564-6253 or by e-mail to corporateactions@computershare.com.

By Mail:	P.O. Box 7021 31 Adelaide St E Toronto, ON M5C 3H2 Attn: Corporate Actions	By Registered Mail, Hand or Courier	100 University Avenue 8th Floor Toronto, ON M5J 2Y1 Attn: Corporate Actions